UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2013

AllDigital Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-141676	20-5354797
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

220 Technology Drive, Suite 100, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(949) 250-7340

Registrant’s Telephone Number, Including Area Code:

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, on January 6, 2013, AllDigital Holdings, Inc., a Nevada corporation (“AllDigital”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Broadcast International, Inc., a Utah corporation (“Broadcast International”) and Alta Acquisition Corporation, a Nevada corporation and wholly-owned subsidiary of Broadcast International (“Merger Sub”). The Merger Agreement contemplates that, assuming the satisfaction of certain conditions precedent to closing, Merger Sub will be merged with and into AllDigital, and AllDigital will survive as a wholly-owned subsidiary of Broadcast International.

On February 6, 2013, AllDigital provided written notice of its belief that certain material representations and warranties in the Merger Agreement were inaccurate when made (the “Initial Notice”). In the Initial Notice, AllDigital also identified its requirements for curing these alleged inaccuracies and notified Broadcast International that if such alleged inaccuracies are not cured or otherwise resolved within thirty (30) days of the Initial Notice, or it earlier becomes apparent that such alleged inaccuracies cannot be cured, AllDigital may terminate the Merger Agreement in accordance with its terms.

Broadcast International and AllDigital have been working together on the issues identified in the Initial Notice. In light of progress made to date related to these issues, on March 6, 2013, AllDigital provided written notice to Broadcast International that it was extending the cure period identified in the Initial Notice to April 7, 2013.

Forward Looking Statements

Statements in this Current Report on Form 8-K (the “Form 8-K”) regarding the possibility of termination of the Merger Agreement without closing, or the possibility of the Merger closing, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not purely statements of historical fact should also be considered to constitute forward-looking statements. Actual results or events may differ materially from those indicated by such forward-looking statements, including the risk that the proposed Merger may not close as a result of, among other possible reasons, alleged breaches of representations and warranties or a failure to satisfy conditions to closing, and other risks and uncertainties more fully described in AllDigital’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, each as filed with the SEC. Investors and security holders are also urged to read the risk factors set forth in the joint proxy statement/prospectus carefully when they are available.

In addition, the statements made in this Form 8-K reflect information and beliefs as of the date of the filing of the Form 8-K. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. Although we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date after the date of filing of this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	ALL DIGITAL HOLDINGS, INC.
a Nevada corporation

	By:	/s/ Paul Summers
	Name:	Paul Summers
	Title:	Chief Executive Officer

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